UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 12, 2009

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

75 Federal Street, Suite 300, Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Compensatory Arrangements of Certain Officers

2009 Executive Bonus Plan

At a meeting held on February 12, 2009 (the “Meeting”), the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of EnerNOC, Inc. (the “Company”) recommended to the Board, and the Board approved, the Company’s 2009 Executive Bonus Plan (the “Plan”).  Pursuant to the Plan, the 2009 annual bonus amount (the “Bonus Amount”) for each “named executive officer” (as such term is used in Instruction 4 to Item 5.02 of Form 8-K) (collectively, the “Named Executives”), which may be payable in cash or shares of the Company’s common stock and which will be paid in early 2010, will be determined based upon the achievement of certain pre-determined individual and corporate performance objectives.  Specifically, each Named Executive’s Bonus Amount will be weighted as follows: 80% will be based on the Company’s achievement of certain revenue, gross profit, net income (loss) and cash flow targets applicable to 2009, which targets have been set by the Board, and 20% will be discretionary based on the achievement of individual or departmental performance goals (the “Discretionary Bonus Amount”).  The Discretionary Bonus Amount will be recommended by the Company’s Chief Executive Officer, except in the case of the Company’s Chief Executive Officer, whose Discretionary Bonus Amount will be based on the recommendation of the Compensation Committee.

At the Meeting, the Committee also recommended to the Board, and the Board approved, the following target bonuses (as a percentage of base salary) for each of the Named Executives:

Name and Position	Target Bonus (% of Base Salary)
Timothy G. Healy Chief Executive Officer and Chairman	100%

David B. Brewster President	75%

David M. Samuels Executive Vice President	70%

Gregg M. Dixon Senior Vice President of Sales and Business Development	115%

Neal C. Isaacson Chief Financial Officer	50%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: February 18, 2009	By:	/s/	Neal C. Isaacson
	Name:		Neal C. Isaacson
	Title:		Chief Financial Officer
(Principal Financial Officer)